UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 0)

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Physiometrix, Inc.
(Name of Registrant as Specified In Its Charter)

Hospira, Inc.
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For Immediate Release
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Tareta Adams
(224) 212-2535

Financial Community
Lynn McHugh
(224) 212-2363

HOSPIRA TO ACQUIRE PHYSIOMETRIX

— Acquisition Complements Hospira’s Existing Portfolio; Supports Focus on Patient Safety and Improved Hospital Productivity —

LAKE FOREST, Ill., June 1, 2005 — Hospira, Inc. (NYSE: HSP), one of the largest hospital products manufacturers in the United States, and Physiometrix, Inc. (Nasdaq: PHYX), a developer of non-invasive medical devices, today announced Hospira will acquire the stock of Physiometrix for approximately $23 million in cash plus the assumption of the company’s debt, which is projected to be approximately $1 million. The acquisition will broaden Hospira’s portfolio of products for the hospital operating room and intensive care unit (ICU), providing anesthesia-monitoring devices used during surgical and diagnostic procedures. Physiometrix is based in North Billerica, Mass., and employs approximately 40 people.

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

-MORE-

“Acquiring Physiometrix and its technology supports Hospira’s strategic focus on helping our customers continuously enhance patient safety and reduce costs in hospitals,” said John Arnott, senior vice president, Global Commercial Operations, Hospira. “Physiometrix’s devices complement our product line, and provide us with an entry into the fast-growing sedation-monitoring market and a core technology that could be further expanded over the long term.”

The Physiometrix board of directors has unanimously approved the acquisition. While it is subject to approval by Physiometrix’s shareholders and customary closing conditions, the acquisition is targeted to be completed in the third quarter.

Hospira most recently provided 2005 financial projections on May 12, 2005, and the company has not updated those projections since that time. This transaction is not expected to impact those previously provided projections.

Physiometrix’s portfolio of medical devices includes the PSA 4000, an easy-to-use, real-time EEG (electroencephalogram), or brain-state monitor, that features disposable sensors and a proprietary measurement parameter — called the Patient State Index — that aids in monitoring the effects of anesthetic agents. The PSA 5000, which has 510(k) clearance from the U.S. Food and Drug Administration, is Physiometrix’s next-generation monitor that has an improved ergonomic design and is more powerful than existing models.

Role of Sedation Monitoring in Enhancing Patient Safety and Improving Hospital Productivity

According to the American Society of Anesthesiologists, anesthesia is used in approximately 40 million procedures annually. Typically, anesthesiologists use combinations of medications to put the patient to sleep, prevent pain and ensure that the patient does not move during surgery. To monitor the patient’s level of sedation once these drugs are administered, anesthesiologists historically have relied on recommended drug dosages and patients’ vital signs. Physiometrix’s technology provides a direct measure of the effect of anesthetic agents. This enables anesthesiologists to more precisely administer the appropriate dose of anesthesia, which can assist in minimizing the risk of under- or over-medicating a patient, contribute to reducing side effects, and help speed a patient’s recovery and hospital discharge.

Physiometrix’s PSA 4000 helps anesthesiologists better gauge the effect of anesthesia on patients, allowing patients to emerge from sedation more rapidly and safely following their procedures. The PSA 5000, which is easier to use, is designed to enable anesthesiologists to measure this activity more quickly. Additionally, the product technology has the potential to be expanded with additional functionality. The launch of PSA 5000 is targeted for this year.

“Hospira is the ideal company to advance Physiometrix’s goal of improving patient outcomes,” said John A. Williams, president and chief executive officer, Physiometrix. “The increasing importance of sedation monitoring in clinical settings, combined with Hospira’s focus on serving the hospital customer, will expand access to our technologies.”

About Physiometrix

Physiometrix, Inc. designs, manufactures and markets non-invasive medical products — based on novel gel materials, sophisticated signal-processing electronics technologies, and proprietary software — for use in anesthesia monitoring during surgical procedures and in other medical settings, including the intensive care unit. The company generated approximately $1.9 million in 2004 sales at the wholesale level primarily through a distribution agreement. For more information, please visit the company’s Web site at www.physiometrix.com.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals in hospitals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered in Lake Forest, Ill., north of Chicago, Hospira has approximately 13,000 employees and 14 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

Where You Can Find Additional Information

Physiometrix will file a proxy statement and other documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). Security holders are urged to read the proxy statement when it becomes available and other relevant documents filed with the SEC because they will contain important information about Physiometrix and the merger. A proxy statement will be sent to shareholders of Physiometrix seeking their approval of the transaction. Physiometrix security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Physiometrix with the Commission at the Commission’s Web site at http://www.sec.gov. The proxy statement and these other documents may also be obtained for free from Physiometrix Investor Relations, Five Billerica Park, 101 Billerica Ave., North Billerica, Mass., 01862 or (978) 670-2422.

Physiometrix and Hospira and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of Physiometrix with respect to the transactions contemplated by the merger agreement. Information about Physiometrix, Hospira and their respective directors and officers can be found in Physiometrix’s and Hospira’s respective Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons and their respective interests in the merger may be obtained by reading the proxy statement/prospectus when it becomes available. This document will be available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from Physiometrix.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks and uncertainties set forth under the heading “Item 1 Business — Risk Factors” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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